UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2002

SCIQUEST, INC.
(Exact name of Registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation or organization)	0-27803 (Commission File Number)	56-2127592 (IRS Employer Identification No.)

5151 McCrimmon Parkway, Suite 216, Morrisville, NC	27560
(Address of principal executive offices)	(zip code)

(919) 659-2100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events.

H. Alexander Holmes was appointed to the Board of Directors of SciQuest, Inc. (“SciQuest”) on November 6, 2002. Mr. Holmes has been appointed to fill a vacancy on the Board, for a term that will expire at the 2005 annual meeting of stockholders. In response to the new requirements of the SEC’s currently proposed rules relating to Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that Mr. Holmes will serve as Chairman of the Audit Committee of the Board and that he would qualify as a “financial expert”. SciQuest’s Board is now composed of seven members, including five independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.

By:	/s/ James J. Scheuer
James J. Scheuer Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: November 6, 2002